Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

BETWEEN

VIRAL GENETICS, INC.,
(a California corporation)

AND

V-CLIP, INC.
(a California corporation)

AND

VIRAL GENETICS, INC.,
(a Delaware corporation)

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of October __, 2008, between Viral Genetics, Inc., a California corporation (“Viral”) and V-Clip Pharmaceuticals, Inc., a California corporation (“V-Clip”) and Viral Genetics, Inc., a Delaware corporation (“Viral Delaware”).

This Agreement contemplates a tax-free merger of V-Clip into Viral and the issuance of Viral Delaware securities to the shareholders of V-Clip in a reorganization pursuant to the Internal Revenue Code Section 368(a)(2)(D).

RECITALS

WHEREAS, Viral is a corporation duly organized and existing under the laws of the State of California and a wholly owned subsidiary of Viral Delaware; and

WHERAS, V-Clip is a corporation duly organized and existing under the laws of the State of California; and

WHEREAS, further to a Memorandum of Understanding dated July 22, 2008between V-Clip, Viral Delaware, and solely with respect to Section 10 and Exhibit A(ii)-(iii) therein, University License Equity Holdings, Inc., a Colorado non-profit corporation (“ULEHI”), the Board of Directors of Viral and the Board of Directors of V-Clip deem it advisable to merge V-Clip into Viral so that Viral is the surviving corporation on the terms provided herein (the “Merger”).

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

MERGER

Section 1.1 The Merger. After satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, and subject to the applicable provisions of the California Corporations Code, V-Clip will merge with and into Viral and Viral shall file this Agreement and Plan of Merger with the Secretary of State of the State of California in accordance with the provisions of the California Corporations Code and shall make all other filings or recordings required by California in connection with the Merger. The Merger shall become effective upon the later filing of such Agreement and Plan of Merger with the Secretary of State of the State of California, or at such later time as may be provided for in such Agreement and Plan of Merger (the “Effective Time”). Upon the Effective Time, the separate corporate existence of V-Clip shall cease and Viral shall be the surviving corporation (the “Surviving Corporation”).

Section 1.2 Conditions to the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver (except as provided in this Agreement) of the following conditions:

(a) This Agreement shall have been ratified by the sole shareholder of Viral, that is, Viral Delaware, in accordance with the requirements of the Delaware General Corporation Law and the Certificate of Incorporation and Bylaws of Viral;

(b) This Agreement shall have been adopted by the holders of at least a majority of the outstanding voting power of V-Clip in accordance with the requirements of the California Corporations Code and the Certificate of Incorporation and Bylaws of V-Clip.

Section 1.3 Transfer, Conveyance and Assumption. At the Effective Time, Viral shall continue in existence as the Surviving Corporation and, without further transfer, succeed to and possess all rights, privileges, powers and franchises of V-Clip, and all of the assets and property of whatever kind and character of V-Clip shall vest in Viral, as the Surviving Corporation without further deed; thereafter, Viral, as the Surviving Corporation, shall be liable for all of the liabilities and obligations of V-Clip and any claim or judgment against V-Clip may be enforced against Viral, as the Surviving Corporation.

Section 1.4 Certificate of Incorporation; Bylaws.

(a) From and after the Effective Date, the Certificate of Incorporation of Viral shall be the Certificate of Incorporation of the Surviving Corporation.

(b) From and after the Effective Date, the ByLaws of Viral shall be the Bylaws of the Surviving Corporation.

Section 1.5 Directors and Officers of the Surviving Corporation. From and after the Effective Time, the directors and officers of Viral serving as directors or officers of Viral immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

ARTICLE II

CONVERSION OF SHARES

Section 2.1 Conversion of Stock. Upon the Effective Time, by virtue of the Merger and without any action of the part of the holder of any outstanding share of V-Clip, other than shares of dissenting stockholders under California law, each share of V-Clip shall be converted to 3,706 shares of Viral Delaware, rounded to the nearest whole number of shares. Notwithstanding the foregoing, the University License Equity Holdings, Inc., a Colorado nonprofit corporation, shall not receive shares of Viral Delaware shares, all as specifically set forth on Exhibit A to that certain Consent and Understanding of Viral Delaware of even date herewith, and thereupon each share of V-Clip issued and outstanding shall be canceled and no consideration be issued in respect thereof. In addition, Viral Delaware shall issue such Common Stock and warrants to purchase Common Stock of Viral Delaware, all as more specifically set forth on said Exhibit A of said Consent and Understanding.  The converted shares and warrants described herein are jointly referred to as the “Merger Securities.”

Section 2.2 Shares of Dissenting Shareholders. Notwithstanding any thing in the Agreement to the contrary, any issued and outstanding shares of capital stock of V-Clip held by a person (a “Dissenting Shareholder”) who shall not have voted or consented in writing to adopt this Agreement and who properly demands appraisal for such shares in accordance the California Corporations Code (“Dissenting Shares”) shall not be converted as described in Section 2.1 but shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the California Corporations Code unless such holder fails to perfect or withdraw or otherwise loses his right of appraisal. If, after the Effective Time, such Dissenting Shareholder fails to perfect or withdraws or loses his right to appraisal, such Dissenting Shareholder’s share of capital stock of V-Clip shall no longer be considered Dissenting Shares for the purposes of this Agreement and such holder’s shares of capital stock of Delaware shall thereupon be deemed to have been converted at the Effective Time, as set forth in Section 2.1.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of V-Clip V-Clip hereby represents and warrants that it:

(a) is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on business as it is now being conducted;

(b) is duly qualified to do business as a foreign person, and is in good standing, in each jurisdiction where the character of it properties or the nature of its activities make such qualification necessary;

(c) is not in violation of any provisions of its certificate of incorporation or bylaws; and

(d) has full corporate power and authority to execute and deliver this Agreement and, assuming the adoption of this Agreement by the shareholders of V-Clip in accordance with the California Corporations Code and the Certificate of Incorporation and Bylaws of V-Clip, consummate the Merger and the other transactions contemplated by this Agreement.

Section 3.2 Representations and Warranties of Viral. Viral hereby represents and warrants that it:

a) is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on business as it is now being conducted;

(b) is duly qualified to do business as a foreign person, and is in good standing, in each jurisdiction where the character of it properties or the nature of its activities make such qualification necessary;

(c) is not in violation of any provisions of its certificate of incorporation or bylaws; and

(d) has full corporate power and authority to execute and deliver this Agreement and, assuming the adoption of this Agreement by the shareholders of Viral in accordance with the California Corporations Code and the Certificate of Incorporation and Bylaws of V-Clip, consummate the Merger and the other transactions contemplated by this Agreement.

Section 3.3 Securities Act and State Securities Laws. Viral Delaware will take such further action it deems necessary to reasonably rely on exemptions for sales of securities under the Securities Act of 1933, as amended, with respect to the issuance of the Merger Securities. Viral Delaware will take all actions that may be necessary, proper, or advisable under t state securities laws in connection with the offering and issuance of the Merger Securities.

ARTICLE IV

TERMINATION

Section 4.1 Termination. At any time prior to the Effective Time, this Agreement may be terminated and the Merger abandoned for any reason whatsoever by the Board of Directors of V-Clip or the Board of Directors of Viral, notwithstanding the adoption of this Agreement by the shareholders of V-Clip or Viral.

ARTICLE V

FURTHER ASURANCES

Section 5.1 Further Assurances as to V-Clip. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignment, conveyance or assurance in law or any other acts are necessary or desirable to (i) vest, perfect or confirm in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of V-Clip acquired or to be acquired by the Surviving Corporation as a result of or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, V-Clip and its proper officers shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to executed and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise carry out the purposes of this Agreement; and the officers and directors of the Surviving Corporation  are fully authorized in the name of V-Clip or otherwise to take any and all such action.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Amendment. At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented by the Board of Directors of V-Clip and Viral, whether before or after the adoption of this Agreement by the shareholders of V-Clip and Viral; provided, however, that after any such adoption, there shall not be made any amendment that by law requires the further approval by such shareholder of V-Clip or Viral without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of V-Clip, Viral, and Viral Delaware.

Section 6.2. No Waivers. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 6.3 Assignment; Third Party Beneficiaries. Neither this Agreement, nor any right, interest or obligation hereunder, shall be assigned to any of the parties hereto without the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to confer any rights or benefits upon any person other than the parties hereto.

Section 6.4 Governing Law. This Agreement shall in all respects be interpreted by and construed, interpreted and enforced in accordance with and pursuant to the laws of the State of California.

Section 6.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 6.6 Entire Agreement. This Agreement and the documents referred to herein are intended by the parties as a final expression of the agreement with respect to the subject mater hereof, and are intended as the complete and exclusive statement of the terms and conditions of that agreement and there are not other agreements or understandings, written or oral, among the parties, relating to the subject matter hereof. This Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter hereof.

Section 6.7 Service of Process. Surviving Corporation agrees that it may be served with process in the State of California in any proceeding for enforcement of any obligation of any constituent corporation of the State of California, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, and does hereby irrevocably appoint the Secretary of State of the State of California as its agent to accept service of process in any such suit or proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of the State of California is 2290 Huntington Drive, Suite 100, San Marino, CA 91108.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first stated above.

V-Clip Pharmaceuticals Inc.

By:
Name:
Title:

Viral Genetics, Inc., a California corporation

By:
Name:
Title:

Viral Genetics, Inc., a Delaware corporation

By:
Name:
Title: